EXHIBIT 21
ASCENA RETAIL GROUP, INC.

SUBSIDIARIES OF THE REGISTRANT1

State of Incorporation
Subsidiaries of Ascena Retail Group, Inc.	or Formation

DBI Holdings, Inc.[2]	Connecticut

Tween Brands, Inc.	Delaware

Charming Shoppes, Inc.	Pennsylvania

GC Fulfillment, LLC	Delaware

Etna Retail DC, LLC	Delaware

BackingBrands Solutions, LLC	Ohio

Ascena Trade Services, LLC	Delaware

ANN INC.	Delaware

Duluth Real Estate LLC	Delaware

ASNA Value Fashion LLC	Delaware

933 Inspiration, LLC	Delaware

Ascena Enterprise Sourcing Limited	Hong Kong

Subsidiaries of DBI Holdings, Inc.

DBX Inc.	New York

DBCM, LLC[3]	Virginia

Subsidiaries of Tween Brands, Inc.

Tween Brands Direct Services, Inc.	Ohio

Tween Brands Agency, Inc.	Ohio

Tween Brands Investment, LLC	Ohio

Tween Brands Marketing, Inc.	Ohio

Too GC, LLC	Ohio

Tween Brands Service Co.	Ohio

Ascena Global Sourcing Hong Kong Limited	Hong Kong

Worldwide Retail Holdings, Inc.	Delaware

Worldwide Retail Holdings, B.V.	Netherlands

Worldwide Retail Holdings, Cooperatief UA	Netherlands

Tween Brands Canada Stores Ltd.	Ontario, Canada

Ascena Global Sourcing (Shanghai) Limited	Shanghai, China

Kirkstone Company Limited	Hong Kong

FSHC, LLC	Delaware

Trimoland Limited[4]	Hong Kong

Ascena Retail Sourcing India Private Limited	India

Ascena Global Innovation Center LLP[5]	India

Subsidiaries of Charming Shoppes, Inc.

ASNA Plus Fashion, Inc.	Delaware

Ascena Retail Holdings, Inc.	Ohio

C.S.F. Corp.	Delaware

Catalog Receivables LLC	Delaware

Catalog Seller LLC	Delaware

Catherines Stores Corporation	Tennessee

Catherines, Inc.	Delaware

Catherines #5124, Inc	Pennsylvania

Catherines #5147, Inc.	Florida

CCTM, Inc.	Delaware

Charming Shoppes of Delaware, Inc.	Pennsylvania

Charming Shoppes Receivables Corp.	Delaware

Charming Shoppes Seller, Inc.	Delaware

Charming Shoppes Street, Inc.	Delaware

Chestnut Acquisition Sub, Inc.	Delaware

Crosstown Traders, Inc.	Delaware

CS Holdco II Inc.	Delaware

CSGC, Inc.	Ohio

CSI Industries, Inc.	Delaware

CSPE, LLC	Pennsylvania

Fashion Apparel Sourcing, LLC	Delaware

Fashion Service LLC	Delaware

Fashion Service Fulfillment Corporation	Delaware

Charming Sales Co. Two, Inc.	Wisconsin

Charming Sales Co. Four, Inc.	Wisconsin

Charming Sales Co. Three, Inc.	Wisconsin

Charming Sales Co. One, Inc.	Wisconsin

Lane Bryant #6243, Inc.	Florida

Lane Bryant Outlet 4106, Inc.	California

Lane Bryant of Pennsylvania, Inc.	Pennsylvania

Lane Bryant Purchasing Corp.	Ohio

Lane Bryant, Inc.	Delaware

PSTM, Inc.	Delaware

Sonsi, Inc.	Delaware

Spirit of America, Inc.	Delaware

Winks Lane, Inc.	Pennsylvania

Subsidiaries of ANN INC.

AnnTaylor, Inc.	Delaware

Annco, Inc.	Delaware

AnnTaylor Retail, Inc.	Florida

ANN Card Services, Inc.	Florida

AnnTaylor Distribution Services, Inc.	Delaware

ANN Canada Inc.	Canada (federal)

AnnTaylor Sourcing Far East Limited	Hong Kong

AnnTaylor of Puerto Rico, Inc.	Puerto Rico

AnnTaylor Loft GP Lux S.a.r.l.	Luxembourg

AnnTaylor Loft Borrower Lux SCS	Luxembourg

Subsidiaries of BackingBrands Solutions, LLC

BackingBrands Buying Agent, LLC	Ohio
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1 Subsidiaries noted throughout this document may be direct or indirect subsidiaries.
2 The Dress Barn, Inc. changed its name to DBI Holdings, Inc. effective December 12, 2019.
3 Dress Barn Credit Management, LLC changed its name DBCM Holdings, LLC effective December 26, 2019.
4 This entity will be officially dissolved on October 27, 2020.
5 Ascena indirectly owns a majority interest.

4